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AMYLIN PHARMACEUTICALS, INC.
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Amylin Pharmaceuticals: Creating Value as a Leader in the Treatment of Diabetes Daniel M. Bradbury President & Chief Executive Officer Cowen and Company 29th Annual Health Care Conference March 17, 2009

Safe Harbor Statement This presentation contains forward-looking statements about Amylin. Our actual results could differ materially from those discussed due to a number of factors, including: BYETTA and/or SYMLIN may be affected by competition, safety or other issues; clinical trials not being completed in a timely manner or achieving the intended clinical endpoints; NDAs or sNDAs not being submitted in a timely manner or receiving regulatory approval; expense reductions not being as large as we expect; our label update not being finalized in a timely manner; or manufacturing and supply issues. The pace of market acceptance and rate of patient adherence may also affect the potential for BYETTA and/or SYMLIN. These and other risks and uncertainties are described more fully in Amylin’s most recently filed Form 10-K. Amylin disclaims any obligation to update these forward-looking statements. ADDITIONAL INFORMATION AND WHERE TO FIND IT This release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders. Amylin will be filing a proxy statement with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121. PARTICIPANTS IN SOLICITATION Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders. Information regarding the interests of Amylin’s directors and executive officers in the proxy contest will be included in Amylin’s definitive proxy statement. 2

Amylin’s Five Point Plan To Create Value in 2009 Gain monotherapy approval Finalize label updates Return the product to growth 1) BYETTA 2) EXENATIDE ONCE WEEKLY Submit NDA Position for launch Execute clinical superiority strategy Reduce expenses and improve operating results Achieve positive cash flow by the end of 2010 Continue growth Complete Phase 2 studies Finalize development and funding strategy 3) SYMLIN 4) OBESITY 5) OPERATING RESULTS 3 3 4 1 2 5

BYETTA: Providing Patients with Powerful Glycemic Control with Weight Loss First and only FDA-approved GLP-1 agonist 4 years on the market >1MM patients and large safety database Included in ADA Treatment Guidelines CMRO Publication: In an initial epidemiology study - risk of acute pancreatitis among initiators of BYETTA or sitagliptin was similar to inititiators of metformin and glyburide Collaboration with Eli Lilly 4 Net Sales ($MM) 1 $75.2 $430.2 $636.0 $678.5 $0 $100 $200 $300 $400 $500 $600 $700 2005 2006 2007 2008

Weight Control Linked to Growing Diabetes, Obesity, and Heart Disease Epidemics Supports Opportunity

- >80% of people with type 2 diabetes are overweight
- Obesity increases the risk of CV disease 44% in people with type 2 diabetes
- Cardiovascular death accounts for at least 75% of all deaths among people with diabetes

Increase in Risk vs. Normal Weight In Type 2 Diabetes Patients

Event	Overweight	Obese
CHD	+27%	+49%
CVD	+24%	+44%
Death	+16%	+71%

Sources: Centers for Disease Control and Prevention (CDC); American Diabetes Association (ADA), Swedish National Diabetes Register (6 year follow up; ~65,000 patients-years; ~1,900 events)

5

AMYLIN

ADA/EASD Consensus Algorithm LANDMARK TRIALS 6 Amylin Brands are Well Positioned in the Shifting Market EXPERT ENDORSEMENT INCREASED RECOGNITION OF UNMET NEEDS TREATMENTS BEYOND GLUCOSE CONTROL UKPDS 10-Year Follow-up ACCORD ADVANCE ADA 2008 Banting Lecture VADT Glycemic control Weight control Hypoglycemia Adherence 1 2 3

7 9.5-lb Weight loss 2% A1C reduction Provides continuous therapeutic levels of exenatide, in a once-weekly dose, resulting in: Exenatide Once Weekly: Opportunity to Transform Diabetes Therapy Powerful A1C reductions 74% of patients achieving endpoint A1C — 7% Weight loss Improved CV risk factors No increased risk of hypoglycemia when used with metformin or a TZD Improved tolerability profile 2

Exenatide Once Weekly NDA Submission Pathway Established FDA feedback: DURATION-1 sufficient for NDA DURATION-1 extension appropriate to demonstrate manufacturing comparability – will complete in Q1 Meta-analysis on entire exenatide safety database to evaluate CV risk NDA submission by end of 1H09 8 8 2

Comparator Design Background Subjects Results DURATION-2 Sitagliptin or pioglitazone Double blind, superiority Metformin 400-500 2Q09 DURATION-3 Insulin glargine Open label, superiority Metformin +/- SFU 400-500 3Q09 DURATION-4 Metformin, sitagliptin or pioglitazone Double blind, superiority Drug naïve 800 2010 CV Outcomes Standard of care Double blind, superiority Drug naïve mono and combo failures 12,000+ Interim: 2012 Final: 2016 9 Positioning Exenatide Once Weekly for Rapid Adoption at Launch and Beyond 2

First once weekly diabetes therapy – ever Transformational efficacy supported by BYETTA safety profile FDA path established for regulatory submission Manufacturing facility operational Clinical plan for rapid adoption Unique value proposition to patients, physicians and payors Exenatide Once Weekly: Transforming Diabetes Therapy 10 2

11 Net Sales ($MM) SYMLIN: Focused on Driving Steady Growth Addresses key unmet needs of insulin therapy Glucose fluctuations reduced Glucose control improved Weight loss Amylin owns 100% of economics ~4 years on the market Used by >100,000 patients with type 1 or type 2 diabetes 3 $12.0 $43.8 $65.5 $86.8 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 2005 2006 2007 2008

Applying Amylin’s Deep Diabetes Experience to Obesity Development Program Amylin/Leptin analogs – 12.7% weight loss over 24 weeks Phase 2B dose-ranging results 3Q09 Davalintide (AC2307), 2nd generation amylin analog Phase 2 results 4Q09 Potential for enhanced efficacy and less frequent dosing 12 4

Improving Operating Results and Moving Toward Positive Cash Flow Plan to be cash flow positive by the end of 2010 Total revenue 2008: $840 million Year end 2008 cash balance: $817 million Reduced San Diego workforce ~25% Reduced cost structure and driving toward profitability Continue to work with Lilly to enhance effectiveness and efficiency of the sales & marketing organization 5 13

BYETTA Monotherapy & Label Revision Submit Exenatide Once Weekly NDA DURATION-1 Extension Comparability Results Pramlintide/Metreleptin Phase 2B Results DURATION-2 Results DURATION-3 Results Value Creation Roadmap for 2009 Davalintide (AC2307) Phase 2 Results Finalize Obesity Development and Funding Strategy Initiate Exenatide Once Weekly CV Outcomes Study 14 1Q 2Q 3Q 4Q

Amylin’s Five Point Plan To Create Value in 2009 Gain monotherapy approval Finalize label updates Return the product to growth 1) BYETTA 2) EXENATIDE ONCE WEEKLY Submit NDA Position for launch Execute clinical superiority strategy Reduce expenses and improve operating results Achieve positive cash flow by the end of 2010 Continue growth Complete Phase 2 studies Finalize development and funding strategy 3) SYMLIN 4) OBESITY 5) OPERATING RESULTS 15 4 1 2 5 3